Exhibit 3.3
State of Delaware
Secretary of State
Division of Corporations
Delivered 05:02 PM 12/19/2008
FILED 05:02 PM 12/19/2008
SRV 081215793 — 3533494 FILE
CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF TRUST
OF
DAIMLERCHRYSLER MASTER OWNER TRUST
          THIS Certificate of Amendment to Certificate of Trust of DaimlerChrysler Master Owner Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned trustee to amend a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) to read as follows:
          1. Name. The name of the statutory trust amended hereby is DaimlerChrysler Master Owner Trust.
          2. Amendment. The Certificate of Trust is hereby amended by changing the name of the statutory trust to Master Chrysler Financial Owner Trust.
          3. Effective Date. This Certificate of Amendment shall be effective upon filing.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment in accordance with Section 381l(a)(2) of the Act.

DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as Owner Trustee
By:	/s/ Michelle S. Farally
	Name:	Michelle S. Farally
	Title:	Associate

By:	/s/ David Dwyer
	Name:	David Dwyer
	Title:	Vice President